EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                   [Letterhead of PricewaterhouseCoopers LLP]


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-49759 and 333-104144) of First South Bancorp, Inc. of our report dated March 04, 2004, relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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Raleigh, North Carolina
March 15, 2006